               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                  May 15, 1997

                               ZYCAD CORPORATION
                               -----------------
            (Exact name of registrant as specified in its charter)

                         Commission file number 0-13244

DELAWARE                                                             41-1404495
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                              Identification No.)

47100 BAYSIDE PARKWAY, FREMONT, CALIFORNIA                                94538
(Address of principal executive offices)                             (Zip Code)

      Registrant's telephone number, including area code: (510) 623-4400


                                NOT APPLICABLE
                                --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS

(a)  Disposition of the LightSpeed product family

On April 15, 1997, Zycad Corporation (the Company), agreed to sell its technology relating to its LightSpeed product family to IKOS Systems, Inc.
(IKOS). The purchase price was $5.0 million and under the terms of the agreement, IKOS paid $2.5 million to Zycad upon execution of the agreement.
An additional $2.5 million will be paid out upon completion of customer transition milestones. The agreement called for IKOS to buy all of the software and hardware simulation technology related to the LightSpeed product, and for Zycad to promote IKOS' logic verification products to its customers. Both companies will work closely to develop a product transition program for Zycad's current logic simulation customers and IKOS' Voyager Fault Simulation customers. Zycad will retain its fault simulation products in addition to its GateField division. Information contained in the April 15, 1997 press release shown as Item 7, Exhibit 20.01 on the Company's Form 8-K filed on April 30, 1997 further describes the LightSpeed product family.

(b)  Sale of Quality Systems Software, Inc.

In January 1996, Zycad Corporation (the Company) and Quality Systems
Software, Ltd. (QSS Ltd.), a U.K. company and owner of the DOORS technology, established a joint venture, QSS Inc., to continue the distribution operations of the DOORS technology and other products in the North American market. In January 1997, QSS Inc. was restructured so that QSS Ltd. became a subsidiary of QSS Inc. The Company's ownership as a result of the QSS Inc. restructuring became 22% or approximately 2,420,000 shares. On April 14, 1997, the Company signed an agreement to sell its ownership in QSS Inc. for $3.5 million cash. The agreement was approved and finalized by the QSS Board of Directors' on May 12, 1997. The Company received full payment on May 13, 1997.

(c) Conversion of $3.5 million of Subordinated Convertible Debentures to Preferred Stock

In anticipation of meeting the Company's 1997 cash requirements, in February 1997, the Company completed a $3.5 million private placement with investors whereby the Company issued 6% Subordinated Convertible Debentures (the Debentures) and Common Stock Purchase Warrants. On May 15, 1997, the Debentures were converted into 100,000 shares of the Company's Convertible Preferred Stock having an aggregate stated value of $3.5 million and warrants to purchase Convertible Preferred Stock having an aggregate stated value of $1.5 million. Discount expense relating to the Subordinated Convertible Debentures is approximately $0.9 million and will be amortized over the first and second quarter of 1997. The Convertible Preferred Stock is convertible at the option of the stockholder (subject to certain maximum share limitations) into the Company's Common Stock at a price equal to 78% to 83% of the average low trade price for the Common Stock on the Nasdaq National Market for the five trading days prior to the date of conversion. The warrants to purchase Convertible Preferred Stock are exercisable only when the market price of the Company's Common Stock is at least $1.50 per share. Upon exercise of the $1.5 million of Convertible Preferred Stock warrants the Company will accrue approximately $375,000 of dividends over 360 days after the date of exercise of the warrants.

(d) 1996 Subordinated Convertible Debentures

In May 1996, the Company sold a total of $10.0 million of Subordinated Convertible Debentures (the Debentures) to institutional investors as part of a private placement. The Debentures accrue interest at an annual rate of 6%, beginning on the date of issue, with the principal due and payable three years from the date of issue, if and to the extent that the Debentures are not previously converted. The Debentures are convertible at the option of the noteholders (subject to the maximum share limitations set forth below) into Common Stock at a price equal to 80% of the average low trade price for the Common Stock on the Nasdaq National Market for the five trading days prior to the date of conversion. In addition, the investors received warrants to purchase up to 100,000 additional shares of the Company's Common Stock at $10.00 per share, subject to certain conditions. In April and May 1997, an additional $1.1 million of original principal amount and $0.3 million of accrued interest was converted into approximately 1,656,000 shares of the Company's Common Stock. At May 15, 1997 approximately $1,388,000 of principle and interest remains to be converted into the Company's Common Stock.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements of Business Acquired

              Not applicable.

         (b)  Pro Forma Financial Information

                  (1) Zycad Corporation pro forma condensed income statement (unaudited) for the quarter ended March 31, 1997 (see page 4).

                  (2) Zycad Corporation pro forma condensed balance sheet (unaudited) for the quarter ended March 31, 1997 (see page 4).

         (c)  Exhibits

              3.4 Certificate of Designation of Zycad Corporation of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, and Series A-5 Convertible Preferred Stock

              4.30 Convertible Securities Exchange Agreement, dated May 15, 1997 between Zycad Corporation and Halifax Fund L.P.

              4.31 Convertible Securities Exchange Agreement, dated May 15, 1997 between Zycad Corporation and Capital Ventures International

              4.32 Convertible Securities Exchange Agreement, dated May 15, 1997 between Zycad Corporation and Heracles Fund

              4.33 Convertible Securities Exchange Agreement, dated May 15, 1997 between Zycad Corporation and Lewis A. Fraser

              4.34 Convertible Securities Exchange Agreement, dated May 15, 1997 between Zycad Corporation and Joseph A. Umbach

              4.35 Preferred Stock Purchase Warrant, dated May 15, 1997 issued to Halifax Fund L.P.

              4.36 Preferred Stock Purchase Warrant, dated May 15, 1997 issued to Capital Ventures International

              4.37 Preferred Stock Purchase Warrant, dated May 15, 1997 issued to Heracles Fund

              4.38 Preferred Stock Purchase Warrant, dated May 15, 1997 issued to Lewis A. Fraser

              4.39 Preferred Stock Purchase Warrant, dated May 15, 1997 issued to Joseph A. Umbach

             10.26 Stock Purchase Agreement dated April 14, 1997 between the Company and Edison Venture Fund III, L.P. for the purchase of 2,420,000 shares of QSS, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ZYCAD CORPORATION




                                    BY /s/ Phillips W. Smith
                                       ---------------------
                                       Phillips W. Smith
                                       President and Chief Executive Officer

May 15, 1997

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                               EFFECTS OF                  EFFECTS OF       EFFECTS OF
                                                SALE OF                   CONVERSION OF    CONVERSION OF
                                               LIGHTSPEED                  1997 $3.5M       1996 $10.0M      TOTAL
                                               DISCLOSED    EFFECTS OF    SUBORDINATED     SUBORDINATED    PRO FORMA
                                    3 MONTHS     IN 8-K      SALE OF        DEBENTURE        DEBENTURE     3 MONTHS
                                     ENDED       FILED      INVESTMENT     OFFERING TO      OFFERING TO      ENDED
                                    3/31/97     4/30/97       IN QSS     PREFERRED STOCK   COMMON STOCK     3/31/97
                                    --------   ----------   ----------   ---------------   -------------   ---------
Revenues                            $ 4,084      $   --       $   --         $    --          $    --       $ 4,084
Cost of Revenues                      3,201                                                                   3,201
                                    --------   ----------   ----------       -------       -------------   ---------
    Gross Profit                        883                                                                     883
Total operating expenses              6,426          --           --              --               --         6,426
                                    --------   ----------   ----------       -------       -------------   ---------
Operating loss                       (5,543)         --           --              --               --        (5,543)
                                    --------   ----------   ----------       -------       -------------   ---------
Other income (expense)
  Interest expense                     (444)                                    (829)             (20)       (1,289)
  Other income (expense)                377       1,000        3,200                                          4,573
                                    --------   ----------   ----------       -------       -------------   ---------
    Total other income (expense)        (67)      1,000        3,200            (829)             (20)        3,284
                                    --------   ----------   ----------       -------       -------------   ---------
Net income (loss)                   $(5,610)     $1,000       $3,200         $  (829)         $   (20)      $(2,259)
                                    --------   ----------   ----------       -------       -------------   ---------
Net loss per share                                                                                          $ (0.09)
                                                                                                           ---------
Weighted average common shares                                                                               25,258
                                                                                                           ---------

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

ASSETS
Current assets
  Cash and cash equivalents      $ 1,928      $2,500       $3,500         $    --          $    --       $ 7,928
  Accounts receivable, net         5,827       1,888                                                       7,745
  Inventories, net                 2,524      (1,317)                                                      1,207
  Other current assets             1,187        (110)                                                      1,077
                                 --------   ----------   ----------       -------       -------------   ---------
    Total current assets          11,496       2,961        3,500                                         17,957
Property and equipment, net        4,864        (250)                                                      4,614
Purchased technology, net          2,570          --                                                       2,570
Other assets                       3,530        (761)        (300)                                         2,469
                                 --------   ----------   ----------       -------       -------------   ---------
    Total assets                 $22,460      $1,950       $3,200         $    --          $    --       $27,610
                                 --------   ----------   ----------       -------       -------------   ---------

LIABILITIES & STOCKHOLDERS'
  EQUITY
Current liabilities
  Current portion of long-term
    obligations                  $ 2,459      $   --       $   --         $    --          $    --       $ 2,459
  Accounts payable                 5,083                                                                   5,083
  Accrued expenses                 4,370         950                                                       5,320
  Deferred revenues                2,177                                                                   2,177
                                 --------   ----------   ----------       -------       -------------   ---------
    Total current liabilities     14,089         950           --              --               --        15,039
Long-term obligations                522                                                                     522
Convertible debenture notes        6,998                                   (3,646)          (1,388)        1,964
                                 --------   ----------   ----------       -------       -------------   ---------
    Total liabilities             21,609         950           --          (3,646)          (1,388)       17,525
Stockholders' equity                 851       1,000        3,200           3,646            1,388        10,085
                                 --------   ----------   ----------       -------       -------------   ---------
      Total liabilities and
        stockholders' equity     $22,460      $1,950       $3,200         $    --          $    --       $27,610
                                 --------   ----------   ----------       -------       -------------   ---------